Exhibit 5

OPINION OF LUSE GORMAN POMERENK & SCHICK, P.C.

LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

April 26, 2013

Board of Directors
Poage Bankshares, Inc.
1500 Carter Avenue
Ashland, KY 41101

Re:	Poage Bankshares, Inc. 2013 Equity Incentive Plan
Registration Statement on Form S-8

Gentlemen:

You have requested the opinion of this firm as to certain matters in connection with the registration of common stock, par value $0.01 per share (the “Common Stock”), of Poage Bankshares, Inc. (the “Company”) and stock options to purchase Common Stock of Poage Bankshares, Inc. (“Stock Options”), to be issued pursuant to the Poage Bankshares, Inc. 2013 Equity Incentive Plan (the “Equity Plan”).

In rendering the opinion expressed herein, we have reviewed the Articles of Incorporation of the Company, the Equity Plan,  the Company’s Registration Statement on Form S-8 (the “Form S-8”), as well as applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Common Stock and Stock Options of the Company, when issued in accordance with the terms of and conditions of the Equity Plan, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm.  We hereby consent to the use of this opinion in the Form S-8.

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick A Professional Corporation
LUSE GORMAN POMERENK & SCHICK
A Professional Corporation